Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-191881 and 333-202103) and Form S-8 (No. 333-126978) of Manitex International, Inc. of our report dated March 16, 2015, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K for the year ended December 31, 2014.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

March 16, 2015